Exhibit 10.208
SECOND AMENDMENT TO
SUPPLEMENTAL RETIREMENT PLAN FOR CERTAIN MEMBERS OF THE
ERIE INSURANCE GROUP RETIREMENT PLAN FOR EMPLOYEES
(Amended and Restated as of January 1, 2009)
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees (the “Plan”); and
WHEREAS, Section 7 of the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company desires to amend the Plan to remove Section 5.4(a) of the Plan which allows the Company to delay a payment of nonqualified deferred compensation to the extent that the Company reasonably anticipates that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986 due to changes in how that provision is applied; and
WHEREAS, the Company’s Board of Directors approved the aforementioned amendment by resolution on December 8, 2020.
NOW, THEREFORE, the Company hereby amends in its entirety Section 5.4(a) of the Plan as follows, effective as of December 31, 2020:
a)    [Intentionally Omitted]
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 24th day of December, 2020.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Brian W. Bolash	By: /s/ Timothy NeCastro

Title: President and CEO